 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on April 13, 2017, Amyris, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a private investor (the “Purchaser”) relating to the sale of up to $15.0 million aggregate principal amount of convertible notes (“Notes”), and on May 2, 2017, the Company and the Purchaser entered into an Amendment Agreement (the “Amendment Agreement”) with respect to the Purchase Agreement and the Notes, pursuant to which the Company and the Purchaser agreed, among other things, to amend the Notes to (i) reduce the price at which the Company may pay monthly installments under the Notes in shares of common stock from a 10% discount to a market-based price to a 20% discount to a market-based price and (ii) reduce the price floor related to any such payment from 80% of the arithmetic average of the volume-weighted average price per share of the Company’s common stock for the five trading days immediately preceding the applicable installment date to 70% of such amount (as so amended, the “Amended and Restated Notes”). The entry into the Purchase Agreement and the Amendment Agreement were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 17, 2017 (the “April 8-K”) and May 8, 2017 (the “May 8-K”), respectively, which are incorporated herein by reference.

On June 30, 2017, the Company issued and sold an Amended and Restated Note in the principal amount of $3.0 million (the “$3 Million Note”) to the Purchaser, for proceeds to the Company of $3.0 million. In connection with the issuance and sale of the $3 Million Note, the Company and the Purchaser entered into a letter agreement, pursuant to which, among other things, the Purchaser has the right to cause the Company to redeem all of the outstanding principal amount of the $3 Million Note in cash in accordance with the redemption provisions set forth in the $3 Million Note upon the written request of the Purchaser within 10 days after the Company publicly announces the closing of the “Second Tranche Funding” (as such term is defined in the definitive proxy statement on Schedule 14A filed by the Company with the SEC on June 5, 2017, which definition is hereby incorporated by reference).

The foregoing description of the $3 Million Note is qualified in its entirety by reference to the description of the Notes contained in the April 8-K and the Form of Amended and Restated April 2017 Note filed as Exhibit 4.2 to the May 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 7, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer